Exhibit 10.2

ANALOGIC CORPORATION

Restricted Stock Unit Agreement (Performance-based Vesting)

2009 Stock Incentive Plan

This Restricted Stock Unit Agreement is made as of the Agreement Date between Analogic Corporation (the “Company”), a Massachusetts corporation, and the Participant.

I.	Agreement Date

Date:

II.	Participant Information

Participant:
Participant Address:

III.	Grant Information

Target Number:	restricted stock units
Performance Metric:	[insert performance metric], calculated according to Exhibit B.
Performance Period:	August 1, 201_ to July 31, 201_

IV.	Vesting Table

Performance Target	Percentage of Target Number that Vests

V.	Impact of Change in Control Event

This Agreement includes this cover page and the following Exhibits, which are expressly incorporated by reference in their entirety herein:

Exhibit A – General Terms and Conditions

Exhibit B – Calculation of [insert performance metric]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Agreement Date.

ANALOGIC CORPORATION	PARTICIPANT

Name:	Name:
Title:

ANALOGIC CORPORATION

Restricted Stock Unit Agreement (Performance-based Vesting)

Exhibit A – General Terms and Conditions

For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1. Grant of RSUs. In consideration of services rendered to the Company by the Participant, the Company has granted to the Participant, subject to the terms and conditions set forth in this Agreement and in the Company’s 2009 Stock Incentive Plan (the “Plan”), a performance-based award of Restricted Stock Units (the “RSUs”), representing a target award of the number of RSUs set forth on the cover page of this Agreement (the “Target Number”) and the opportunity to earn up to [200%]1 of the Target Number upon over-performance. The RSUs entitle the Participant to receive, upon and subject to the vesting of the RSUs (as described in Section 2 below), one share of common stock, $.05 par value per share, of the Company (the “Common Stock”) for each RSU that vests. The shares of Common Stock that are issuable upon vesting of the RSUs are referred to in this Agreement as the “Shares”.

2. Vesting of RSUs and Issuance of Shares.

(a) Performance Metric. Subject to the other provisions of this Section 2, the RSUs shall vest in accordance with the vesting table set forth on the cover page of this Agreement (the “Vesting Table”), based on the Company’s achievement of [insert metric], as described on the cover page of this Agreement, for the performance period shown on the cover page of this Agreement (the “Performance Period”). Any fractional RSU resulting from the application of the percentages in the Vesting Table shall be rounded to the nearest whole number of RSUs. No vesting shall be deemed to occur unless and until the Compensation Committee of the Company’s Board of Directors certifies in writing which (if any) performance targets have been achieved. The Compensation Committee shall make such certification no later than 75 days after the end of the Performance Period. The date on which the Compensation Committee certifies whether a performance target has been achieved that results in the vesting of some or all of the RSUs is referred to in this Agreement as the “Vesting Date.” On the Vesting Date, all RSUs that do not vest shall be automatically forfeited.

(b) Employment Termination.

(1) If the Participant’s employment with the Company terminates prior to the end of the Performance Period for any reason other than a termination without Cause (as defined below), death, Disability (as defined below) or Retirement (as defined below), then all unvested RSUs shall be automatically forfeited as of such employment termination.

[1]	It has been the Company’s practice to set the maximum number of issuable shares at 200% of target, but this maximum may be varied in future awards.

(2) If the Participant’s employment with the Company terminates prior to the end of the Performance Period due to a termination by the Company without Cause or by reason of death, Disability or Retirement, then the Target Number of RSUs eligible to vest in accordance with the terms of Section 2(a) and the Vesting Table shall be adjusted so that it equals the original Target Number multiplied by a fraction, the numerator of which is the number of full calendar months the Participant was employed by the Company during the Performance Period and the denominator of which is the number of calendar months in the Performance Period. The terms of Section 2(a) and the Vesting Table (including the requirement for certification by the Compensation Committee) shall then apply to such adjusted Target Number of RSUs. The excess (if any) of the original Target Number of RSUs over the adjusted Target Number of RSUs shall be automatically forfeited as of such employment termination.

(3) For purposes of this Agreement, employment with the Company shall include employment with a parent or subsidiary of the Company, or any successor to the Company.

(4) For purposes of this Agreement, “Cause” shall mean any intentional dishonest, illegal, or insubordinate conduct which is materially injurious to the Company or a subsidiary, or a breach of any provision of any employment, nondisclosure, non-competition or similar agreement between the Participant and the Company.

(5) For purposes of this Agreement, “Disability” shall mean a disability that entitles the Participant to receive benefits under a Company-sponsored disability program. If no program is in effect for the Participant, Disability will apply if the Participant has become totally and permanently disabled within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

(6) For purposes of this Agreement, “Retirement” shall mean the Participant voluntarily leaving the employment of the Company with a combination of years of age and years of service of at least 75 and at least 10 years of service; provided that a Participant will not be deemed to have retired in any situation involving a termination for Cause, as determined by the Company.

(c) Change in Control Event. [To be specified at time of grant]

(d) Issuance of Shares. Subject to Section 4, as soon as administratively practicable after the Vesting Date, the Company will issue to the Participant (or to the Participant’s estate in the event of the Participant’s death prior to such issuance), in certificated or uncertificated form, such number of Shares as is equal to the number of RSUs that vested on the Vesting Date. In no event shall the Share be issued to the Participant later than the later of (i) 2  1/2 months after the end of the Company’s tax year in which the Performance Period ends and (ii) 2  1/2 months after the end of the Participant’s tax year in which the Performance Period ends.

3. Dividends. At the time of the issuance of Shares to the Participant (or to the Participant’s estate) pursuant to Section 2(d), the Company shall also pay to the Participant (or to the Participant’s estate) an amount of cash equal to the aggregate amount of all dividends paid by the Company, between the beginning of the Performance Period and the issuance of such Shares, with respect to the number of Shares so issued to the Participant.

4. Withholding Taxes. The Company shall deduct and hold back from the number of Shares issuable to the Participant as a result of the vesting of any RSUs pursuant to Section 2, such number of Shares as have a Fair Market Value (as defined in the Plan) equal to the Company’s federal, state, and local or other income and employment tax withholding obligations with respect to the income recognized by the Participant as a result of such vesting (based on minimum statutory withholding rates for all tax purposes, including payroll and social security taxes, that are applicable to such income).

5. Restrictions on Transfer. The RSUs, and any interest therein (including the right to receive dividend payments in accordance with Section 3), are subject to the restrictions on transfer set forth in Section 11(a) of the Plan.

6. Non-Competition Covenant. The Participant’s execution and delivery of this Agreement shall constitute an agreement between the Participant and the Company that, during the one-year period following the termination of the Participant’s employment with the Company, whether voluntarily or involuntarily, the Participant may not accept an identical or substantially similar position to that held by the Participant at the Company immediately prior to termination with any business that is directly competitive with the business of the Company, or otherwise has any material investment or interest in any such a competitive business. If the Company determines that the Participant has violated the terms of this Section 6, it shall be entitled to terminate all unvested RSUs.2

7. Provisions of the Plan. This Agreement is subject to the provisions of the Plan. The Participant acknowledges receipt of the Plan, along with the Prospectus relating to the Plan.

8. Miscellaneous.

(a) No Rights to Employment. The Participant acknowledges and agrees that the grant of the RSUs and their vesting pursuant to Section 2 do not constitute an express or implied promise of continued employment for the vesting period, or for any period.

(b) Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersede all prior agreements and understandings, relating to the subject matter of this Agreement; provided that any separate employment or severance agreement between the Company and the Participant that includes terms relating to the acceleration of vesting of equity awards shall not be superseded by this Agreement.

(c) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to any applicable conflict of law principles.

[2]	This section may be modified or omitted in certain cirumstances, for example to comply with applicable law or policy.

(d) Interpretation. The interpretation and construction of any terms or conditions of the Plan or this Agreement by the Compensation Committee shall be final and conclusive.

ANALOGIC CORPORATION

Restricted Stock Unit Agreement

Exhibit B – Calculation of [insert performance metric]